Exhibit 10.2
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                              CAMDEN MINES LIMITED
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                           505 Burrard St., Suite 1880
                           Vancouver, British Columbia
                                 Canada, V7X 1M6
                               Tel: (604) 681-3864


September 10, 2004

To:
THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF PAC-POLY INVESTMENTS LIMITED
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P.O. Box 957
Offshore Incorporation Centre
Road Town, Tortola
British Virgin Islands


Dear Sirs\Mesdames:

Re: OFFER TO PURCHASE ALL OF THE OUTSTANDING SHARES IN THE CAPITAL OF PAC-POLY INVESTMENTS LIMITED ("PAC-POLY") FROM ALL THE SHAREHOLDERS OF THE OUTSTANDING SHARES IN THE CAPITAL OF PAC-POLY BY CAMDEN MINES LIMITED ("CAMDEN") (CHANGING ITS NAME TO "XINHUA CHINA LTD.")
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Subject to and in accordance with the terms and conditions contained herein, this binding letter agreement (the "Letter Agreement") will set forth the basic understanding, terms and conditions relating to the acquisition of all of the outstanding shares in the capital of Pac-Poly (the "Pac-Poly Capital"), a company organized under the laws of the British Virgin Islands, by Camden, a company organized under the laws of the State of Nevada, (the "Transaction"). Chen Xueqiang, Lily Wang and Derrick Luu are the only shareholders of the Pac-Poly Capital and are parties to this Letter Agreement.

It is intended that the purchase of the Pac-Poly Capital will qualify under the applicable tax laws as a tax deferred share for share exchange. The parties agree that all reasonable commercial efforts will be made to facilitate the Transaction qualifying under the appropriate subsection of the applicable tax laws and such intention shall be reflected in a formal purchase agreement.

The parties also intend to enter into a more formal purchase agreement by way of a share purchase agreement (the "Formal Agreement") and other documents that more fully delineate and formalize the terms outlined in this Letter Agreement, failing which the following terms will apply:


1.   Form of Transaction.  Mr. Xueqiang,  Ms. Wang and Mr. Luu will transfer all
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of the Pac-Poly Capital to Camden in exchange for Camden issuing in aggregate 16,387,000 shares of common stock of Camden to the shareholders of Pac-Poly on a pro rata basis in accordance with each such shareholder's respective percentage shareholdings in Pac-Poly.


2.   Formal Agreement. Additional terms, conditions and provisions governing the
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proposed Transaction may be contained in a Formal Agreement, which will be prepared and executed in form and substance satisfactory to Pac-Poly and Camden and their respective legal counsel.


3.   Due Diligence.  The parties'  obligations under this Letter Agreement shall
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be subject to the following conditions:

     (a) Camden shall complete due diligence to its satisfaction and that of its counsel, as to corporate status, compliance with applicable laws, assets, liabilities, contracts and financial condition and prospects of Pac-Poly within ninety (90) days after entering into this Letter Agreement.

     (b) Pac-Poly will provide Camden and its respective representatives, agents and advisers with reasonable access to, and copies of, all books, records, files and documents in Pac-Poly's possession as may be reasonably requested by Camden in order that Camden may satisfy itself as to all matters relating to the business, ownership, assets, operations and liabilities of Pac-Poly.


4.   Representations  and Warranties.  The Formal  Agreement shall contain usual
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and customary representations and warranties by each of Pac-Poly, Mr. Xueqiang, Ms. Wang, Mr. Luu and Camden about each such corporation and the Pac-Poly Capital, including but not limited to:

               (i)    due incorporation and good standing;
               (ii) due authorization of the transactions and agreements relating thereto;
               (iii)  title of each such corporation to its assets;
               (iv)   correctness of financial statements;
               (v) condition of properties, equipment and other material assets;
               (vi)   absence of undisclosed or contingent liabilities;
               (vii) absence of any material adverse change since the date of its most recent financial statements in the financial condition, results or prospects of such corporation;
               (viii) absence of tax liabilities other than on a current basis;

               (ix)   absence of any threatened or pending litigation;
               (x)    continuing  validity of contracts,  licenses and  permits;
                      and
               (xi) that the Pac-Poly Capital is free and clear of any liens or encumbrances.

5.   Indemnification.  Each of Pac-Poly,  Mr.  Xueqiang,  Ms. Wang,  Mr. Luu and
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Camden shall agree to indemnify the other against any loss, damage, expense, judgment or payment (including expenses of investigation, attorney's fees and litigation expenses) resulting from the inaccuracy of any representation or warranty made by such party in the Formal Agreement.


6.   Condition Precedent to Closing.  Pac-Poly shall have received share capital
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in the newly created Xinhua Publications Circulation & Distribution Center Co., Ltd., a company organized under the laws of the People's Republic of China, equivalent to 27% of the issued and outstanding share capital in Xinhua Publications Circulation & Distribution Center Co., Ltd.


7.   Consents. Each of Pac-Poly, Mr. Xueqiang, Ms. Wang, Mr. Luu and Camden will
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cooperate with one another and proceed, as promptly as is reasonably practicable to seek to obtain all necessary consents and approvals, and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the Formal Agreement.


8.   Confidentiality.   Each  of  Pac-Poly  and  Camden   agrees  to  treat  all
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information (including but not limited to any information identified as "confidential" in writing and any such information which by its content or from the manner in which it is provided could reasonably be deemed to be confidential) concerning the other furnished, or to be furnished, by or on behalf of the other in accordance with the provisions of this paragraph (collectively, the "Information"), and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the proposed transactions, and will be kept confidential by each corporation and its officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed by either corporation to its officers, directors, employees, representatives, agents, and advisors who need to know such information for the purpose of evaluating the proposed transactions, (ii) any disclosure of such information may be made to which each corporation consents in writing, (iii) such information may be disclosed if so required by law and (iv) such obligation of confidentiality shall expire upon such confidential information becoming public by means other than a breach of this paragraph. If the proposed Transaction is not consummated, each of Pac-Poly and Camden will promptly return all documents, contracts, records, or properties to the other. The provisions of this paragraph shall survive the termination of this Letter Agreement.


9.   Public Disclosure. Before the closing of the proposed Transaction,  neither
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Pac-Poly nor Camden shall make any public release of information regarding the matters contemplated herein except (i) that press releases shall be issued by Camden as promptly as is practicable after the execution of this Letter Agreement, (ii) that Pac-Poly and Camden may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Letter Agreement, and (iii) as required by law.

10.  Reasonable  Commercial Efforts.  Each of Pac-Poly and Camden will negotiate
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in good faith and use its reasonably commercial efforts to arrive at a mutually acceptable Formal Agreement for approval, execution, and delivery on the earliest reasonably practicable date. Camden will pursue its due diligence investigation of the business, financial condition and prospects of Pac-Poly in good faith and with reasonable dispatch. Each party hereto will also use its reasonable commercial efforts (subject to all the terms and conditions hereof and the Formal Agreement) to effect the closing of the Transaction and to proceed with the transactions contemplated in this Letter Agreement and the Formal Agreement as promptly as is reasonably practicable.


11.  Transactions  in the  Ordinary  Course.  Upon the  execution of this Letter
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Agreement, Pac-Poly will not make or agree to make any purchase, sale or other similar transaction of assets, securities or otherwise in an amount in any transaction, greater than $10,000 without the consent of Camden, which consent shall not be unreasonably withheld; except in any such case, for any such transactions which are in the ordinary course and scope of the business of Pac-Poly.


12.  Costs. Pac-Poly and Camden will each be solely responsible for and bear all
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of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, financial and other advisors, incurred at any time in connection with pursuing or consummating the Formal Agreement and the transactions contemplated herein.


13.  Execution  in  Counterparts.  This  Letter  Agreement  may be  executed  in
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original or counterpart form, delivered by facsimile or otherwise, and when executed by the parties as aforesaid, shall be deemed to constitute one agreement and shall take effect as such.


14.  Governing  Law. The situs of this Letter  Agreement is  Vancouver,  British
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Columbia, and for all purposes this Letter Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

Yours very truly,
CAMDEN MINES LIMITED


Per:     /s/ Xianping Wang
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         Xianping Wang, President

If the parties wish to accept the terms and conditions set forth above, please execute this Letter Agreement and return an originally signed copy to the undersigned. Upon such execution and return, this Letter Agreement shall constitute a binding agreement upon the parties.


PAC-POLY INVESTMENTS LIMITED


Per:     /s/ Derrick Luu                              Dated: September 14, 2004
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         Authorized Signatory

         Derrick Luu, Secretary and Director
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         (print name and title)




         /s/ Chen Xueqiang                            Dated: September 14, 2004
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Chen Xueqiang, shareholder of
Pac-Poly Investments Limited




         /s/ Lily Wang                                Dated: September 14, 2004
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Lily Wang, shareholder of
Pac-Poly Investments Limited




         /s/ Derrick Luu                              Dated: September 14, 2004
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Derrick Luu, shareholder of
Pac-Poly Investments Limited